                                                                   EXHIBIT 10.18


                             NOTE PURCHASE AGREEMENT

      This Note Purchase Agreement, dated as of February 15, 1999 (this "Agreement"), is entered into by and among Launch Media, Inc., a Delaware corporation, with an address at 2700 Pennsylvania Avenue, Santa Monica, California 90404 (the "Company"), and each of the undersigned purchasers (collectively the "Purchasers" and individually a "Purchaser") listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Schedule of Purchasers").

                                     RECITAL

      A. On the terms and subject to the conditions set forth herein, Purchasers are willing to purchase from Company and Company is willing to sell to Purchasers, an aggregate of up to $1,500,000 of Convertible Subordinated Promissory Notes (the "Notes") to be issued by the Company in the principal amounts set forth opposite each Purchaser's name on the Schedule of Purchasers.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. The Note.

            (a) Issuance of Notes. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to the Purchasers, and the Purchasers agree to purchase from the Company, the Notes. The purchase price for the Notes shall be payable in immediately available funds.

            (b) Terms of the Note. The terms and conditions of the Notes are set forth in the form of Note attached as Exhibit B hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit B attached hereto.

            (c) Delivery. The Company will deliver to each Purchaser the Notes to be purchased by such Purchaser against receipt by Company of the purchase price for such Note.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that the statements contained in the following paragraphs of this Section 2 are all true and correct as of the time of issuance of the Note:

            (a) Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.


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
            (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement and the Note. This Agreement, and upon this issuance the Note, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

            (c) Authorization.

                  (1) Corporate Action. Other than obtaining the waiver of the right to notice and right of first refusal granted to each of the holders of Series A, Series B, Series C and/or Series D Stock of the Company under Section
3.1 of the Second Amended and Restated Investors Rights Agreement, dated February 27, 1998, as amended, by and among the Company and certain stockholders of the Company (the "Rights Agreement"), which such waiver shall be obtained prior to any borrowing hereunder and issuance of the Note, all corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, the sale and issuance of the Note and the performance of the Company's obligations hereunder and under the Note, have been taken.

                  (2) Valid Issuance. The Note, any shares of Common Stock or Preferred Stock issued upon conversion or exercise of the Note, and any shares of Common Stock issued upon conversion of such Preferred Stock (collectively, the "Securities"), when issued in compliance with the provisions of this Agreement, the Note or the terms of the Common Stock or Preferred Stock, as the case may be, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

            (d) Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Note, or the offer, sale or issuance of the Securities, other than, if required, filings or qualifications under the California Corporate Securities Law of 1968, as amended (the "California Law"), or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

            (e) Litigation. There is no action, suit, proceeding or arbitration ("Action") pending, and there is no Action, claim or investigation currently threatened, against the Company, its activities, properties or assets, or against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with or actions taken on behalf of the Company. The Company is not a party to or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality and there is no Action or claim by the Company currently pending or which the Company intends to initiate.


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
            (f) Taxes. The Company has fully and timely, properly and accurately filed or obtained appropriate extensions for all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from the Company have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate and there are no tax liens on any property or assets of Company. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period. All taxes which Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

            (g) Capitalization.

                  (1) The entire duly authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, $0.001 par value, and 32,902,029 shares of Preferred Stock, $0.001 par value, of which 1,900,800 shares have been designated Series A Stock, 3,064,102 shares have been designated Series B Stock, 7,900,117 shares have been designated Series C Stock and 20,037,010 shares have been designated Series D Stock.

                  (2) Immediately prior to the Closing, 4,676,882 shares of Common Stock, 1,900,800 shares of Series A Stock, 3,064,102 shares of Series B Stock, 7,900,117 shares of Series C Stock and 16,726,133 shares of Series D Stock will be issued and outstanding.

                  (3) Except for (i) the conversion privileges of the Series A, Series B, Series C and Series D Stock, (ii) 5,401,512 shares of Common Stock reserved for issuance pursuant to the Company's 1994 and 1998 Stock Option Plans, as amended (the "Incentive Plan"), of which 2,614,749 shares are subject to outstanding options and 2,786,763 shares are available for future grant,
(iii) options to purchase 47,000 shares of Common Stock of the Company issued separately from the Incentive Plan, (iv) warrants to purchase 2,901,028 shares of Common Stock issued to Allen & Company Incorporated, (v) warrants to purchase an aggregate of 2,242,187 shares of Series D Stock issued to General Electric Capital Corporation and NBC Multimedia, Inc., (vi) 4,377,782 shares of Common Stock to be issued in connection with the Company's acquisition of AreohveeOnline Partnership, d.b.a. musicvideos.com, and (vii) the rights provided in the Rights Agreement, there are no other outstanding shares of capital stock, options, warrants or rights or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.


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
                  (4) All shares of the Company's capital stock have been duly authorized, were validly issued and are fully paid and non-assessable.

            (h) Disclosure. The Company has fully provided the Purchaser with all information which the Purchaser has requested for deciding whether to purchase the Note and all information which the Company believes is reasonably necessary to enable the Purchaser to make such a decision. Neither this Agreement nor any other statement or certificate made or delivered in connection with the Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

      3. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as of the time of issuance of the Note as follows:

            (a) Investment Intent: Authority. This Agreement is made with the Purchaser in reliance upon such Purchaser's representation to the Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Notes for investment for such Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the California Law. Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

            (b) Securities Not Registered. Purchaser understands and acknowledges that the offering of the Note pursuant to this Agreement will not be registered under the Securities Act or qualified under the California law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to section 25102(f) of the California law, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the California law or an exemption from such registration and such qualification is available.

            (c) No Transfer. Purchaser covenants that in no event will it dispose of any of the Securities other than in conjunction with an effective registration statement for the Securities under the Securities Act or pursuant to an exemption therefrom, or in compliance with Rule 144 promulgated under the Securities Act or to an entity affiliated with said Purchaser and other than in compliance with the applicable securities regulation laws of any state.

            (d) Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment in the Securities;
(ii) has the ability to bear the economic risks of such Purchaser's prospective investment; (iii) has had all questions which have been asked by such Purchaser satisfactorily answered by the Company; and (iv) has not been


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
offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

      4. Waiver of Right of First Refusal. Each of the undersigned holders of Series A, Series B, Series C and/or Series D Stock of the Company hereby waives its right to notice and right of first refusal (the "Waiver") granted under
Section 3.1 of the Rights Agreement, solely with respect to the sale and issuance of the additional shares of stock issuable upon conversion of the Notes being issued hereunder. The Waiver shall not apply to any other shares of stock issued by the Company in connection with a subsequent equity financing. Notwithstanding anything else to the contrary herein, any shares of Common Stock or Preferred Stock issued upon conversion or exercise of the Note, and any shares of Common Stock issued upon conversion of such Preferred Stock, shall receive the same registration rights as the Registrable Securities (as such term is defined in the Rights Agreement).

      5. Miscellaneous.

            (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

            (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

            (c) Entire Agreement. This Agreement together with the Exhibit A attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            (d) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, at the address or facsimile number of the Purchaser set forth below such party's name on Exhibit A, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 2700 Pennsylvania Avenue, Santa Monica, California 90404, telecopy: (310) 526-4400 or at such other address or number as the Company shall have furnished to the Purchasers in writing.

            (e) Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.


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

            (g) Protection of Confidential Information. Confidential or proprietary information disclosed by either party under this Agreement, as well as the existence and terms of this Agreement (subject to Section 5(h) below), shall be considered confidential information (the "Confidential Information") and shall not be disclosed by the Company or any Purchaser to any third party. The Company or any Purchaser shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or any Purchaser is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the other parties may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Parties. The provisions of this Section 5(g) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby.

            (h) Disclosure of Terms; Press Releases. Notwithstanding the provisions of Section 5(g) above, from and after the Closing, the Company and each Purchaser may disclose the existence of this Agreement and Purchasers' investment in the Company solely to such party's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding this Agreement or any of the terms hereof without the prior written consent of each of the Purchasers, which consent may be withheld at the sole discretion of the Investors. If the Company or any Purchaser determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 5(g) regarding disclosure of Confidential Information by a Disclosing Party shall govern.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
      IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement dated February 15, 1999, to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                         COMPANY:

                                         LAUNCH MEDIA, INC., a Delaware
                                         corporation


                                         By:    /s/ JEFFREY MICKEAL
                                                --------------------------------
                                                Jeffrey Mickeal
                                                Chief Financial Officer


                                         PURCHASERS:

                                         AVALON TECHNOLOGY LLC

                                         By:    /s/ RICHARD D. SNYDER
                                                --------------------------------
                                         Name:  Richard D. Snyder
                                                --------------------------------
                                         Title: President
                                                --------------------------------

                                         GORAN ENTERPRISES LIMITED

                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                PURCHASERS                                AMOUNT OF NOTE
                ----------                                --------------
         Avalon Technology LLC                               $1,000,000
         Goran Enterprises Limited                              500,000
                                                             ----------
                       TOTAL:                                $1,500,000

                                    EXHIBIT B

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$__________                                                 February _____, 1999
                                                        Santa Monica, California

      FOR VALUE RECEIVED, Launch Media, Inc., a Delaware corporation ("Company"), promises to pay to ____________________ (the "Holder"), or its registered assigns, the principal sum of $__________, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight and one-half percent (8.5%) per annum. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, if not converted by the provisions of Section 5 below, shall be due and payable on demand at any time after the earlier of (i) February 29, 2000 (the "Maturity Date"), or (ii) when such amounts are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below).

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Obligations" shall mean all principal and accrued interest due hereunder.

            (b) "Conversion Shares" means (i) if the Company consummates the IPO (as defined in Section 5(a) below) prior to August 31, 1999, shares of Common Stock, or (ii) if the Company does not consummate the IPO by August 31, 1999, or in the event of a merger or consolidation of the Company into or with another corporation in which the stockholders of the Company shall own less than fifty percent (50%) of the voting securities of the surviving corporation or the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company (an "Acquisition Transaction"), shares of the Company's Series D Stock.

            (c) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursed, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company, or with respect to which


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
Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by Company, whether or not secured, and (ii) any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

      2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to Company of such failure to pay;

            (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

            (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

            (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full.

            (b) Subrogation. Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 4) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

            (c) No Impairment. Nothing contained in this Section 4 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            (d) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

      5. Conversion.

            (a) Conversion into the Conversion Shares. All of the principal and accrued interest then outstanding on the Note shall be automatically converted into the Conversion Shares at the earlier of (1) the closing of an underwritten public offering of Common Stock pursuant to a effective registration statement under the Securities Act of 1933, as amended, with a sales price per share of Common Stock (as adjusted for combinations, stock dividends, subdivisions or split-ups) of at least $2.00 and with aggregate gross proceeds to the Company, at the public offering price, of at least $15,000,000 (the "IPO"), (2) immediately prior to the closing of an Acquisition Transaction or (3) February 29, 2000. If such IPO has already occurred by August 31, 1999, the Company shall take all actions necessary to authorize shares of its Common Stock in sufficient quantity to permit the conversion required by this paragraph. If the IPO has not occurred by August 31, 1999, the Holder shall at any time between August 31, 1999 and February 29, 2000 have the option to convert the Note into shares of the Company's Series D Stock in accordance with the provisions of this Section 5(a). If the IPO has not occurred by August 31, 1999 or the Company enters into a definitive Agreement providing for an Acquisition Transaction, the Company shall take all actions necessary to authorize shares of its Series D Stock in sufficient quantity to permit the conversion required by this paragraph. If such conversion occurs as part of the IPO, the price per share for the conversion shall be eighty percent (80%) of the price per share of the Common Stock sold in the IPO. If such conversion occurs without completion of the IPO or in connection with an Acquisition Transaction, the price per share for the conversion shall be $1.53 per share, adjusted for any stock splits, dividends or combinations made in the Common Stock of the Company after the date hereof.

            (b) Notice Regarding IPO. On the closing of the IPO, written notice shall be delivered to the Holder of this Note at the address last shown on the records of Company for the Holder or given by the Holder to Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Company is located, notifying the Holder of the terms and conditions of the IPO, the conversion price, the principal and accrued interest outstanding on the Note, the date on which any such conversion will occur and calling upon such Holder, to surrender to Company, in the manner and at the place designated, the Note.

            (c) Mechanics and Effect of Conversion. No fractional shares of Common or Preferred Stock shall be issued upon conversion of this Note. Upon the conversion of all of the principal and accrued interest outstanding under this Note, in lieu of Company issuing any fractional shares to the Holder, Company shall pay to the Holder the amount of outstanding principal that is not so converted. Upon full conversion of this Note, Company shall be forever released from all its obligations and liabilities under this Note.

      6. Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

      8. Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

      9. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company, without the prior written consent of the Holder.

      10. Treatment of Note. To the extent permitted by generally accepted accounting principles, Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the records maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      12. Payment. Payment shall be made in lawful tender of the United States.

      13. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.


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

      IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                    LAUNCH MEDIA, INC.
                                    a Delaware corporation

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


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